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ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED       TWENTY-SIX WEEKS ENDED

                                         DEC.2, 1995  DEC.3, 1994    DEC.2, 1995   DEC.3, 1994

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       34,574       34,636        34,557        34,948

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................          708        1,455           859         1,376

                   TOTALS..............       35,282       36,091        35,416        36,324

Net Income:
Continuing operations..................       $2,087      $ 5,322       $ 6,298       $(1,123)
Discontinued operations................        4,647        6,809         9,892        37,764
                                              $6,734      $12,131       $16,190       $36,641

Primary earnings per common and
  common equivalent share:
Continuing operations..................        $0.06        $0.15         $0.18        $(0.03)
Discontinued operations................         0.13         0.19          0.28          1.04
                                               $0.19        $0.34         $0.46        $ 1.01


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ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED       TWENTY-SIX WEEKS ENDED

                                         DEC.2, 1995  DEC.3, 1994   DEC.2, 1995   DEC.3, 1994

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       34,574       34,636        34,557        34,948

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................          708        1,456           859         1,435

                   TOTALS..............       35,282       36,092        35,416        36,383

Net Income:
Continuing operations..................       $2,087       $5,322       $ 6,298       $(1,123)
Discontinued operations................        4,647        6,809         9,892        37,764
                                              $6,734      $12,131       $16,190       $36,641


Fully diluted earnings per common and
  common equivalent share:
Continuing operations..................        $0.06        $0.15         $0.18        $(0.03)
Discontinued operations................         0.13         0.19          0.28          1.04
                                               $0.19        $0.34         $0.46         $1.01










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